    EXHIBIT 99.1

Oil States Announces First Quarter 2025 Results
•Net income of $3 million, or $0.05 per share, reported for the quarter, which included facility exit charges totaling $0.9 million ($0.7 million after tax, or $0.01 per share)
•Adjusted net income of $4 million, or $0.06 per share, excluding facility exit charges (a non-GAAP measure(1))
•Consolidated revenues of $160 million decreased 3% sequentially, driven primarily by timing of the conversion of project-driven orders from backlog within the Offshore Manufactured Products segment
•Adjusted EBITDA (a non-GAAP measure(1)) of $19 million
•Generated cash flows from operations of $9 million
•Purchased $5 million of our common stock during the quarter
•Offshore Manufactured Products segment's backlog increased $45 million sequentially totaling $357 million as of March 31, with a quarterly book-to-bill ratio of 1.5x
◦First quarter segment bookings were augmented by a contract award exceeding $25 million for a deepwater production facility project in Brazil
•Received a 2025 Spotlight on New Technology® award from the Offshore Technology Conference for our TowerLok™ Wind Tower Connector Technology
HOUSTON, May 1, 2025 – Oil States International, Inc. (NYSE: OIS):

	Three Months Ended			% Change
(Unaudited, In Thousands, Except Per Share Amounts)	March 31, 2025	December 31, 2024	March 31, 2024	Sequential	Year-over-Year
Consolidated results:
Revenues	$159,938	$164,595	$167,262	(3)%	(4)%
Operating income (loss)(2)	5,639	18,484	(11,177)	(69)%	n.m.
Net income (loss)	3,158	15,164	(13,374)	(79)%	n.m.
Adjusted net income (loss), excluding charges and credits(1)	3,892	5,537	(1,873)	(30)%	n.m.
Adjusted EBITDA(1)	18,732	18,734	15,455	—%	21%

Revenues by segment:
Offshore Manufactured Products	$92,596	$107,253	$86,857	(14)%	7%
Completion and Production Services	34,519	30,090	47,292	15%	(27)%
Downhole Technologies	32,823	27,252	33,113	20%	(1)%

Revenues by destination:
Offshore and international	$106,237	$118,187	$100,180	(10)%	6%
U.S. land	53,701	46,408	67,082	16%	(20)%

Operating income (loss) by segment(2):
Offshore Manufactured Products	$14,276	$21,009	$10,603	(32)%	35%
Completion and Production Services	3,503	(4,004)	(419)	n.m.	n.m.
Downhole Technologies	(2,124)	(4,031)	(12,079)	47%	82%
Corporate	(10,016)	5,510	(9,282)	n.m.	(8)%

Adjusted Segment EBITDA(1):
Offshore Manufactured Products	$17,926	$24,748	$15,800	(28)%	13%
Completion and Production Services	8,801	3,545	6,593	148%	33%
Downhole Technologies	1,905	131	2,191	n.m.	(13)%
Corporate	(9,900)	(9,690)	(9,129)	(2)%	(8)%
___________________
(1)These are non-GAAP measures. See “Reconciliations of GAAP to Non-GAAP Financial Information” tables below for reconciliations to their most comparable GAAP measures as well as further clarification and explanation.
(2)Operating income (loss) included charges totaling: $0.9 million for the three months ended March 31, 2025; $3.1 million for the three months ended December 31, 2024; and $12.5 million for the three months ended March 31, 2024. Fourth quarter 2024 results also included a gain of $15.3 million associated with the sale of a previously idled facility. See “Segment Data” below for additional information.

Oil States International, Inc. reported net income of $3.2 million, or $0.05 per share, and Adjusted EBITDA of $18.7 million for the first quarter of 2025 on revenues of $159.9 million. Reported first quarter 2025 net income included charges of $0.9 million ($0.7 million after-tax or $0.01 per share) associated with the exit of U.S. land-based facilities closed in 2024. These results compare to revenues of $164.6 million, net income of $15.2 million, or $0.24 per share, and Adjusted EBITDA of $18.7 million reported in the fourth quarter of 2024, which included a gain of $15.3 million ($12.1 million after-tax or $0.20 per share) associated with the sale of a previously idled facility and charges of $3.1 million ($2.5 million after-tax or $0.04 per share) associated primarily with the restructuring of certain U.S. land-based operations and facility closures.
Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated:
“Our first quarter consolidated results were supported by ongoing international and offshore activity through the addition of backlog along with benefits of our 2024 U.S. land-based optimization efforts and a strong recovery in our Gulf of America operations. We have historically reported negative cash flows from operations during the first quarter of the year due to seasonal working capital trends. However, we reversed that trend this quarter by generating $9 million of cash flow from operations.
“Our Offshore Manufactured Products segment revenues totaled $93 million in what is traditionally a seasonally slower first quarter, while Adjusted Segment EBITDA totaled $18 million. Bookings increased 20% sequentially, yielding a quarterly book-to-bill ratio of 1.5x. Our backlog is at its highest level since September 2015.
“Operational performance within our Completion and Production Services and Downhole Technologies segments improved sequentially – driven by higher U.S. customer demand, both on land and offshore, along with benefits realized from our optimization actions taken in 2024. Collectively, the revenues and Adjusted Segment EBITDA of these two segments rose 17% and 191%, respectively, from the prior quarter.
“Our investments in technology and innovation were recognized for a fifth consecutive year by the Offshore Technology Conference, with the announcement that we received a 2025 Spotlight on New Technology® Award for our TowerLok™ Wind Tower Connector.
“In April the spot price of WTI crude oil declined approximately 20% in response to the imposition of broad-based trade tariffs by the United States on imported goods, the introduction of retaliatory tariff increases by other countries and the announcement by OPEC+ of plans to increase crude oil production. While some trade tariffs have been temporarily paused, uncertainties remain regarding the broad future effect of actual and potential trade tariff disputes on the global economy as well as the future demand for and supply of crude oil. We are closely monitoring and adjusting our material sourcing strategies and customer pricing decisions during this volatile trade environment to minimize our costs while ensuring a stable supply of materials to support our customers’ requirements.
“We remain focused on managing our cost structure, working capital, cash flow generation and debt levels while returning capital to our stockholders.”
Business Segment Results
(See Segment Data and Adjusted Segment EBITDA tables below)
Offshore Manufactured Products
Offshore Manufactured Products reported revenues of $92.6 million, operating income of $14.3 million and Adjusted Segment EBITDA of $17.9 million in the first quarter of 2025, compared to revenues of $107.3 million, operating income of $21.0 million and Adjusted Segment EBITDA of $24.7 million reported in the fourth quarter of 2024. Adjusted Segment EBITDA margin was 19% in the first quarter of 2025, compared to 23% in the fourth quarter of 2024.
Backlog totaled $357 million as of March 31, 2025, its highest level since September 2015. First quarter bookings increased 20%, totaling $136 million, compared to bookings of $113 million in the fourth quarter – yielding a quarterly book-to-bill ratio of 1.5x.

Completion and Production Services
Completion and Production Services reported revenues of $34.5 million, operating income of $3.5 million and Adjusted Segment EBITDA of $8.8 million in the first quarter of 2025, compared to revenues of $30.1 million, an operating loss of $4.0 million and Adjusted Segment EBITDA of $3.5 million reported in the fourth quarter of 2024. Adjusted Segment EBITDA margin was 25% in the first quarter of 2025, compared to 12% in the fourth quarter of 2024.
During the 2024, the segment implemented restructuring actions in its U.S. land-based businesses to reduce costs and improve future operating margins, which included the exit of two underperforming service offerings and the closure of multiple facilities leading to reductions in its U.S. workforce. As a result of these and other strategic actions previously taken, the segment’s operating loss for the fourth quarter of 2024 included $1.2 million of operating lease asset impairment charges and $1.9 million of costs associated with the exit of underperforming service locations. During the first quarter of 2025, the segment incurred charges of $0.9 million associated with the 2025 exit of facilities closed in 2024 and, to a lesser extent, additional headcount reductions.
Downhole Technologies
Downhole Technologies reported revenues of $32.8 million, an operating loss of $2.1 million and Adjusted Segment EBITDA of $1.9 million in the first quarter of 2025, compared to revenues of $27.3 million, an operating loss of $4.0 million and Adjusted Segment EBITDA of $0.1 million in the fourth quarter of 2024.
Corporate
Corporate operating expenses in the first quarter of 2025 totaled $10.0 million.
During the fourth quarter of 2024, the Company sold a previously idled facility (held-for-sale), resulting in the recognition of a gain of $15.3 million, which was included in operating income (loss) but excluded from Adjusted EBITDA.
Interest Expense, Net
Net interest expense totaled $1.6 million in the first quarter of 2025, which included $0.3 million of non-cash amortization of deferred debt issuance costs.
Income Taxes
During the first quarter of 2025, the Company recognized tax expense of $1.0 million on pre-tax income of $4.2 million, which included certain non-deductible expenses. The Company recognized income tax expense of $1.8 million on pre-tax income of $17.0 million, which included unfavorable changes in valuation allowances recorded against deferred tax assets and certain non-deductible expenses in the fourth quarter of 2024.
Cash Flows
During the first quarter of 2025, cash flows provided by operations and free cash flows (a non-GAAP measure – see Note (E)) totaled $9.3 million each. Net debt (total debt less cash and cash equivalents) decreased by $1.4 million during the first quarter, after repurchasing $5.3 million of common stock.
Financial Condition
Cash on-hand totaled $66.8 million at March 31, 2025. No borrowings were outstanding under the Company’s asset-based revolving credit facility at March 31, 2025.
Other Highlights – Industry Award, Technology Deployments and Other Developments
•Demonstrating Oil States’ constant commitment to advance the production of affordable and reliable energy, for a fifth consecutive year, the Company was honored by the Offshore Technology Conference in March 2025 as a recipient of the Spotlight on New Technology® Award for its TowerLok™ Wind Tower Connector. This enabling technology offers offshore and land wind turbine tower developers a unique solution to reduce risks associated with tower fatigue failures associated with studs and nuts loosening over time and other cycling stresses. This proprietary technology provides operators with flexibility and the opportunity to lower installation time and safety incidents through preassembly at the factory, quayside, or on a support vessel as well as hands-free landing for quick locking.
•Customer acceptance of the Company’s field-proven Managed Pressure Drilling Integrated Riser Joint (“MPD IRJ”) continues to expand, with the award of another contract for its slim-line, rental MPD IRJ in the first quarter. Additionally, Oil States continues its collaboration with Seadrill to integrate its MPD IRJ technology with Seadrill’s deepwater drilling vessels. The Company’s MPD IRJ (recipient of a 2022 Spotlight on New Technology® Award) enhances the safe handling of gas influx and significantly reduces nonproductive time in deepwater MPD operations, while its compact design allows for safer, easier handling, and greater functionality, enabling on-deck function and pressure testing.
•Oil States received a contract award exceeding $25 million for a deepwater production facility project in Brazil in the first quarter of 2025. Additionally, the Company continued to grow its local operations in Brazil, with the receipt of numerous, multi-year project awards totaling $26 million in the period.
•The Company completed the manufacture of its third Merlin™ Mineral Riser system, designed for a water depth of 6,000 meters.
•Oil States continued to invest in the expansion of its manufacturing capabilities and capacity in Batam, Indonesia during the quarter to meet growing international customer demand.
Conference Call Information
The call is scheduled for May 1, 2025 at 9:00 a.m. Central Daylight Time, is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 210-3346 in the United States or by dialing +1 (646) 960-0253 internationally and using the passcode 7534957. A replay of the conference call will be available approximately two hours after the completion of the call and can be accessed from the Company’s website at www.ir.oilstatesintl.com.
About Oil States
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company’s manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.
For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.
Cautionary Language Concerning Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the impact of changes in tariffs and duties on imported materials and exported finished goods, the level of supply and demand for oil and natural gas, fluctuations in the current and future prices of oil and natural gas, the level of exploration, drilling and completion activity, general global economic conditions, the cyclical nature of the oil and natural gas industry, geopolitical conflicts and tensions, the financial health of our customers, the actions of the Organization of Petroleum Exporting Countries and other producing nations (“OPEC+”) with respect to crude oil production levels and pricing, supply chain disruptions, the impact of environmental matters, including executive actions and regulatory efforts to adopt environmental or climate change regulations that may result in increased operating costs or reduced oil and natural gas production or demand globally, consolidation of our customers, our ability to access and the cost of capital in the bank and capital markets, our ability to develop new competitive technologies and products, and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Revenues:
Products	$100,551	$98,859	$94,329
Services	59,387	65,736	72,933
	159,938	164,595	167,262

Costs and expenses:
Product costs	80,329	77,821	75,137
Service costs	42,348	47,807	56,814
Cost of revenues (exclusive of depreciation and amortization expense presented below)	122,677	125,628	131,951
Selling, general and administrative expense	22,530	23,386	22,496
Depreciation and amortization expense	12,025	12,180	14,195
Impairment of goodwill	—	—	10,000
Impairments of operating lease assets	—	1,188	—
Other operating income, net	(2,933)	(16,271)	(203)
	154,299	146,111	178,439
Operating income (loss)	5,639	18,484	(11,177)

Interest expense, net	(1,578)	(1,745)	(2,101)
Other income (expense), net	138	257	(72)
Income (loss) before income taxes	4,199	16,996	(13,350)
Income tax provision	(1,041)	(1,832)	(24)
Net income (loss)	$3,158	$15,164	$(13,374)

Net income (loss) per share:
Basic	$0.05	$0.24	$(0.21)
Diluted	0.05	0.24	(0.21)

Weighted average number of common shares outstanding:
Basic	60,167	60,947	62,503
Diluted	60,167	61,392	62,503

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$66,828	$65,363
Accounts receivable, net	183,539	194,336
Inventories, net	215,702	214,836
Prepaid expenses and other current assets	21,584	23,691
Total current assets	487,653	498,226

Property, plant, and equipment, net	268,021	266,871
Operating lease assets, net	18,406	19,537
Goodwill, net	70,058	69,709
Other intangible assets, net	122,238	125,862
Other noncurrent assets	24,359	24,903
Total assets	$990,735	$1,005,108

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$620	$633
Accounts payable	49,909	57,708
Accrued liabilities	31,858	36,861
Current operating lease liabilities	7,111	7,284
Income taxes payable	2,071	2,818
Deferred revenue	50,908	52,399
Total current liabilities	142,477	157,703

Long-term debt	124,728	124,654
Long-term operating lease liabilities	16,478	17,989
Deferred income taxes	5,578	5,350
Other noncurrent liabilities	18,063	18,758
Total liabilities	307,324	324,454

Stockholders’ equity:
Common stock	805	786
Additional paid-in capital	1,139,768	1,137,949
Retained earnings	276,818	273,660
Accumulated other comprehensive loss	(73,993)	(79,532)
Treasury stock	(659,987)	(652,209)
Total stockholders’ equity	683,411	680,654
Total liabilities and stockholders’ equity	$990,735	$1,005,108

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$3,158	$(13,374)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	12,025	14,195
Impairment of goodwill	—	10,000
Stock-based compensation expense	1,838	1,752
Amortization of deferred financing costs	332	513
Deferred income tax provision (benefit)	175	(1,122)
Gains on disposals of assets	(2,189)	(1,245)
Other, net	(442)	(300)
Changes in operating assets and liabilities:
Accounts receivable	12,382	1,579
Inventories	237	(8,909)
Accounts payable and accrued liabilities	(11,497)	(19,355)
Deferred revenue	(1,491)	4,771
Other operating assets and liabilities, net	(5,233)	135
Net cash flows provided by (used in) operating activities	9,295	(11,360)

Cash flows from investing activities:
Capital expenditures	(9,158)	(10,092)
Proceeds from disposition of property and equipment	1,685	2,295
Proceeds from disposition of assets held for sale	7,500	—
Other, net	(34)	(31)
Net cash flows used in investing activities	(7)	(7,828)

Cash flows from financing activities:
Revolving credit facility borrowings	170	1,894
Revolving credit facility repayments	(170)	(1,894)
Other debt and finance lease repayments	(171)	(154)
Payment of financing costs	(6)	(954)
Purchases of treasury stock	(5,346)	—
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(2,432)	(2,578)
Net cash flows used in financing activities	(7,955)	(3,686)

Effect of exchange rate changes on cash and cash equivalents	132	(178)
Net change in cash and cash equivalents	1,465	(23,052)
Cash and cash equivalents, beginning of period	65,363	47,111
Cash and cash equivalents, end of period	$66,828	$24,059

Cash paid for:
Interest	$307	$306
Income taxes, net	708	599

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Revenues:
Offshore Manufactured Products
Project-driven:
Products	$59,124	$61,814	$53,137
Services	24,424	34,895	25,233
	83,548	96,709	78,370
Military and other products	9,048	10,544	8,487
Total Offshore Manufactured Products	92,596	107,253	86,857
Completion and Production Services	34,519	30,090	47,292
Downhole Technologies	32,823	27,252	33,113
Total revenues	$159,938	$164,595	$167,262

Operating income (loss):
Offshore Manufactured Products(1)	$14,276	$21,009	$10,603
Completion and Production Services(2)	3,503	(4,004)	(419)
Downhole Technologies(3)	(2,124)	(4,031)	(12,079)
Corporate(4)	(10,016)	5,510	(9,282)
Total operating income (loss)	$5,639	$18,484	$(11,177)
________________
(1)Operating income for the three months ended March 31, 2024 included facility consolidation charges of $1.5 million associated with the consolidation and relocation of certain manufacturing and service locations.
(2)Operating income (loss) for the three months ended March 31, 2025, December 31, 2024 and March 31, 2024 included $0.9 million, $3.0 million, and $0.7 million, respectively, in costs associated with consolidation and exit of certain underperforming service offerings and locations. Additionally, during the three months ended December 31, 2024 and March 31, 2024, the segment incurred $0.1 million and $0.4 million, respectively, of costs associated with the defense of certain patents related to proprietary technologies.
(3)Operating loss for the three months ended March 31, 2024 included a non-cash goodwill impairment charge of $10.0 million, recognized in connection with the first quarter 2024 realignment of segment components.
(4)Operating income (loss) for the three months ended December 31, 2024 included a $15.3 million gain on sale of a previously idled facility.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA (A)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024

Net income (loss)	$3,158	$15,164	$(13,374)
Interest expense, net	1,578	1,745	2,101
Income tax provision	1,041	1,832	24
Depreciation and amortization expense	12,025	12,180	14,195
Impairment of goodwill	—	—	10,000
Impairments of operating lease assets	—	1,188	—
Facility consolidation/closure and other charges	930	1,941	2,509
Gain on disposal of property held for sale	—	(15,316)	—
Adjusted EBITDA	$18,732	$18,734	$15,455
________________
(A)The term Adjusted EBITDA consists of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, impairments of goodwill and operating lease assets, and facility consolidation/closure and other charges, less a gain on the sale of a previously idled property. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Offshore Manufactured Products:
Operating income	$14,276	$21,009	$10,603
Other income, net	42	105	41
Depreciation and amortization expense	3,608	3,634	3,693
Facility consolidation/closure and other charges	—	—	1,463
Adjusted Segment EBITDA	$17,926	$24,748	$15,800

Completion and Production Services:
Operating income (loss)	$3,503	$(4,004)	$(419)
Other income (expense), net	96	152	(113)
Depreciation and amortization expense	4,272	4,268	6,079
Impairments of operating lease assets	—	1,188	—
Facility consolidation/closure and other charges	930	1,941	1,046
Adjusted Segment EBITDA	$8,801	$3,545	$6,593

Downhole Technologies:
Operating loss	$(2,124)	$(4,031)	$(12,079)
Depreciation and amortization expense	4,029	4,162	4,270
Impairment of goodwill	—	—	10,000
Adjusted Segment EBITDA	$1,905	$131	$2,191

Corporate:
Operating income (loss)	$(10,016)	$5,510	$(9,282)
Depreciation and amortization expense	116	116	153
Gain on disposal of property held for sale	—	(15,316)	—
Adjusted Segment EBITDA	$(9,900)	$(9,690)	$(9,129)
________________
(B)The term Adjusted Segment EBITDA consists of operating income (loss) plus other income (expense), depreciation and amortization expense, impairments of goodwill and operating lease assets, and facility consolidation/closure and other charges, less a gain on the sale of a previously idled property. Adjusted Segment EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted Segment EBITDA as supplemental disclosure because its management believes that Adjusted Segment EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS), EXCLUDING CHARGES AND CREDITS (C) AND
ADJUSTED NET INCOME (LOSS) PER SHARE, EXCLUDING CHARGES AND CREDITS (D)
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024

Net income (loss)	$3,158	$15,164	$(13,374)
Impairment of goodwill	—	—	10,000
Impairments of operating lease assets	—	1,188	—
Facility consolidation/closure and other charges	930	1,941	2,509
Gain on disposal of property held for sale	—	(15,316)	—
Total adjustments, before taxes	930	(12,187)	12,509
Tax provision (benefit)	(196)	2,560	(1,008)
Total adjustments, net of taxes	734	(9,627)	11,501
Adjusted net income (loss), excluding charges and credits	$3,892	$5,537	$(1,873)

Weighted average number of diluted common shares outstanding	60,167	61,392	62,503

Adjusted diluted net income (loss) per share, excluding charges and credits	$0.06	$0.09	$(0.03)
________________
(C)Adjusted net income (loss), excluding charges and credits consists of net income (loss) plus impairments of goodwill and operating lease assets, and facility consolidation/closure and other charges, less a gain on the sale of a previously idled property. Adjusted net income (loss), excluding charges and credits is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) as prepared in accordance with GAAP. The Company has included adjusted net income (loss), excluding charges and credits as a supplemental disclosure because its management believes that adjusted net income (loss), excluding charges and credits provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.
(D)Adjusted net income (loss) per share, excluding charges and credits is calculated as adjusted net income (loss), excluding charges and credits divided by the weighted average number of common shares outstanding. Adjusted net income (loss) per share, excluding charges and credits is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) per share as prepared in accordance with GAAP. The Company has included adjusted net income (loss) per share, excluding charges and credits as a supplemental disclosure because its management believes that adjusted net income (loss) per share, excluding charges and credits provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW (E)
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31, 2025	March 31, 2024

Net cash flows provided by (used in) operating activities	$9,295	$(11,360)
Less: Capital expenditures	(9,158)	(10,092)
Plus: Proceeds from disposition of property and equipment	1,685	2,295
Proceeds from disposition of assets held for sale	7,500	—
Free cash flow	$9,322	$(19,157)
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(E)The term free cash flow consists of net cash flows provided by operating activities less capital expenditures plus proceeds from the disposition of property and equipment and assets held for sale. Free cash flow is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for cash flow measures prepared in accordance with GAAP. The table above sets forth reconciliations of free cash flow to net cash flows provided by operating activities, which is the most directly comparable measure of financial performance calculated under GAAP.
Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.